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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):    APRIL 26, 1999
                                                   -----------------




                            NEWPARK RESOURCES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                             1-2960                       72-1123385
----------------------------                ------------                ------------------
(State or other jurisdiction                (Commission                   (IRS Employer
     of incorporation)                      File Number)                Identification No.)


   3850 NORTH CAUSEWAY, SUITE 1770
         METAIRIE, LOUISIANA                                       70002
---------------------------------------                          ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:    (504) 838-8222
                                                     ------------------

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Disclosures required by Item 304(a)(1) of Regulation S-K.

         (i) On April 13, 1999, Newpark issued a request for proposals for outside audit services to four firms, including Deloitte & Touche, LLP ("Deloitte"), the incumbent auditor. On April 26, Deloitte notified the Company that it would not be submitting a proposal to provide services for the 1999 calendar year.

         (ii) The accountant's reports issued by Deloitte on the financial statements for the past two years were unqualified.

         (iii) Newpark is continuing the auditor selection process and expects to present its recommendations to the audit committee for review and approval within two weeks.

         (iv) During Newpark's two most recent fiscal years and the subsequent interim period preceding declination, Newpark had no disagreements with Deloitte.

         (v) During Newpark's two most recent fiscal years and the subsequent interim period preceding the declination, no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K, occurred.

Compliance with Item 304(a)(3) of Regulation S-K.

         Newpark provided a copy of the foregoing disclosures to Deloitte on April 28, 1999, and requested that it provide Newpark with a letter addressed to the Commission in accordance with Item 304(a)(3) of Regulation S-K. A copy of Deloitte's response is attached as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements

         None.

(b)      Pro forma Financial Information

         None.

(c)      Exhibits

         1. Letter, dated May 7, 1999 from Deloitte & Touche LLP to the Commission.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                       NEWPARK RESOURCES, INC.



Dated: May 10, 1999                    By:  /s/ Eric Wingerter
                                            ------------------------------
                                            Eric Wingerter, Vice President




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                               INDEX TO EXHIBITS
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
EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  1 Letter, dated May 7, 1999 from Deloitte and Touche LLP to the Commission.
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